                                    Exhibit 99.1

Custom Truck One Source, Inc. Reports Pro Forma Combined 18.1% Revenue Increase for Third Quarter 2021
KANSAS CITY, MO, November 9, 2021 – Custom Truck One Source, Inc. (NYSE: CTOS, “CTOS,” “we,” “our,” or the “Company”), a leading provider of specialty equipment to the electric utility, telecom, rail and other infrastructure-related end markets, today reported financial results for its third quarterly period ended September 30, 2021.
On April 1, 2021, the Company, formerly known as Nesco Holdings, Inc. (“Nesco Holdings”), through its subsidiary, closed on the acquisition (the “Acquisition”) of Custom Truck One Source, L.P. (“Custom Truck LP”). The Acquisition creates a leading, one-stop shop for specialty equipment serving highly attractive and growing infrastructure end markets, including electric utility transmission and distribution (“T&D"), telecom, rail and other national infrastructure initiatives. Our reported results include Custom Truck LP only for the period subsequent to the Acquisition. We also provide key operational metrics on a combined basis and pro forma combined results of operations for the three and nine-month periods ended September 30, 2021 and 2020 in accordance with Article 11 of Regulation S-X, assuming the Acquisition had occurred on January 1, 2020. We believe such combined information is useful to compare how the combined company has performed over time.
Following the Acquisition, we expanded our reporting segments from two segments to three segments. The Equipment Rental Solutions (“ERS”) segment encompasses our core rental business, inclusive of sales of rental equipment to our customers. The Truck and Equipment Sales (“TES”) segment encompasses our specialized truck and equipment production and sales activities. Finally, the Aftermarket Parts and Services (“APS”) segment encompasses sales and rentals of parts, tools and other supplies to our customers, as well as our aftermarket repair service operations.
CTOS Third Quarter Highlights

•Total revenue of $357.3 million, reflective of continued strong demand from our end markets
•Increased OEC on rent by $18.9 million to $1.10 billion compared to $1.08 billion for second quarter 2021
•Equipment sales order backlog grew 52.0% to $338.5 million compared to $222.7 million for second quarter 2021
•Gross profit improvement of $18.6 million (or 39.8%) to $65.3 million compared to $46.7 million for second quarter 2021
•Net loss of $20.5 million, including $7.7 million related to the Acquisition and integration related expenses and purchase accounting inventory mark-up amortization of $7.4 million, compared to a net loss of $129.4 million in second quarter 2021
•Adjusted EBITDA of $84.4 million compared to $70.2 million in second quarter 2021
•Cash flow from operating activities of $112.8 million, or $49.5 million including net repayments on non-trade floorplan financing, for the nine months ended September 30, 2021

CTOS Third Quarter Pro Forma Highlights
Pro forma third quarter highlights are presented for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 in accordance with Article 11 of Regulation S-X, as if the Acquisition had been completed on January 1, 2020.

•Total pro forma revenue increased 18.1% to $357.3 million
•Total pro forma rental revenues increased 10.9% to $109.1 million
•Total pro forma equipment sales revenue increased 25.3% to $217.2 million
•Pro forma gross profit increased 31.9% to $72.7 million
•Pro forma gross profit, excluding rental equipment depreciation, increased 21.4% to $122.8 million
•Pro forma net loss of $15.0 million, compared to pro forma net income of $19.3 million
•Pro forma Adjusted EBITDA increased 19.6% to $84.4 million

“We delivered another quarter of strong revenue growth over last year and produced record quarterly gross profit, as well as reduced net loss, and improved Adjusted EBITDA, despite having to navigate challenging supply chain issues,” said Fred Ross, Chief Executive Officer of CTOS. “Fundamentals in our end markets remain very strong, driving accelerated demand for products and services in all three of our business segments and pushing our new sales backlog to record levels. We continue to take advantage of the benefits afforded by our scale and unique one-stop-shop business model to help us best navigate the challenges in the current environment. We remain committed to delivering exceptional customer service and creating value for our shareholders.”

Summary Actual Financial Results

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2021 Actual
(in $000s)	2021 Actual	2020 Actual	2021 Actual	2020 Actual
Rental revenue	$109,108	$46,125	$255,936	$144,103	$98,539
Equipment sales	217,163	11,558	482,825	38,628	247,675
Parts and services revenue	31,034	11,577	71,954	36,753	28,897
Total revenue	$357,305	$69,260	$810,715	$219,484	$375,111
Gross profit	$65,252	$15,631	$132,161	$53,376	$46,690
Net income (loss)	$(20,525)	$15,173	$(177,788)	$(13,946)	$(129,356)
Adjusted EBITDA[1]	$84,423	$28,020	$182,195	$86,249	$70,241
1 - Adjusted EBITDA is a non-GAAP financial measure. Further information and reconciliations for our non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the U.S. (“GAAP”) is included at the end of this press release.
Summary Pro Forma Financial Results1
The summary combined financial data below is presented on a pro forma basis to give effect to the following as if they occurred on January 1, 2020: (i) the acquisition of Custom Truck LP and related impacts of purchase accounting, (ii) borrowings under the new debt structure and (iii) repayment of previously existing debt of Nesco Holdings and Custom Truck LP.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in $000s)	2021 Pro Forma	2020 Pro Forma	2021 Pro Forma	2020 Pro Forma
Rental revenue	$109,108	$98,409	$307,909	$301,125
Equipment sales	217,163	173,378	728,780	554,985
Parts and services revenue	31,034	30,870	90,497	94,892
Total revenue	$357,305	$302,657	$1,127,186	$951,002
Gross profit	$72,678	$55,103	$199,132	$160,187
Net income (loss)	$(14,956)	$19,296	$(87,884)	$(104,097)
Adjusted EBITDA[2]	$84,423	$70,599	$227,529	$205,908
1 - The above pro forma information is presented for the three-month periods ended September 30, 2021 and 2020 and nine-month periods ended September 30, 2021 and 2020 in accordance with Article 11 of Regulation S-X. The information presented gives effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) borrowings under the senior secured notes and the asset-based credit facility used to repay certain debt in connection with the Acquisition, (iii) extinguishment of Custom Truck LP's prior credit facility and term loan borrowings assumed in the Acquisition and immediately repaid on April 1, 2021, and (iv) extinguishment of Nesco Holdings’ prior credit facility and its senior secured notes repaid in connection with the Acquisition. The pro forma information is not necessarily indicative of the Company’s results of operations had the Acquisition been completed on January 1, 2020, nor is it necessarily indicative of the Company’s future results. The pro forma information does not reflect any cost savings from operating efficiencies, synergies, or revenue opportunities that could result from the Acquisition.
2 - Adjusted EBITDA is a non-GAAP financial measure. Further information and reconciliations for our non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the U.S. (“GAAP”) is included at the end of this press release.
Summary Financial Results by Segment
Segment performance presented below for the three and nine months ended September 30, 2021 includes Custom Truck LP from April 1, 2021 to September 30, 2021. Segment performance for the three and nine months ended September 30, 2020 represents that of Nesco Holdings before the acquisition of Custom Truck LP and, therefore, is not comparable.

Equipment Rental Solutions (ERS)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2021
(in $000s)	2021	2020	2021	2020
Rental revenue	$105,124	$42,615	$244,935	$132,693	$95,081
Equipment sales	27,101	5,510	70,141	19,585	32,555
Total revenue	132,225	48,125	315,076	152,278	127,636
Cost of rental revenue	24,622	12,742	67,683	38,916	27,524
Cost of equipment sales	19,546	5,190	60,815	16,454	34,529
Depreciation of rental equipment	49,125	18,530	108,202	56,065	42,192
Total cost of revenue	93,293	36,462	236,700	111,435	104,245
Gross profit	$38,932	$11,663	$78,376	$40,843	$23,391

Truck and Equipment Sales (TES)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2021
(in $000s)	2021	2020	2021	2020
Equipment sales	$190,062	$6,048	$412,684	$19,043	$215,120
Cost of equipment sales	172,445	5,410	374,180	16,841	194,810
Gross profit	$17,617	$638	$38,504	$2,202	$20,310

Aftermarket Parts and Services (APS)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2021
(in $000s)	2021	2020	2021	2020
Rental revenue	$3,984	$3,510	$11,001	$11,410	$3,458
Parts and services revenue	31,034	11,577	71,954	36,753	28,897
Total revenue	35,018	15,087	82,955	48,163	32,355
Cost of revenue	25,287	10,820	64,700	34,622	28,379
Depreciation of rental equipment	1,028	937	2,974	3,210	987
Total cost of revenue	26,315	11,757	67,674	37,832	29,366
Gross profit	$8,703	$3,330	$15,281	$10,331	$2,989

Summary Combined Operating Metrics
The combined operating metrics presented below are presented for the three and nine-month periods ended September 30, 2021 and 2020 as if Custom Truck LP and Nesco Holdings had operated together for all periods.

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2021
(in $000s)	2021	2020	2021	2020
Average OEC on rent(a)	$1,103,562	$982,499	$1,078,947	$1,007,173	$1,084,709
Fleet utilization(b)	81.4%	73.4%	80.4%	74.3%	80.9%
OEC on rent yield(c)	38.0%	37.8%	37.5%	37.8%	37.6%
Sales order backlog(d) (as of period end)	$338,457	$118,260	$338,457	$118,260	$222,661
(a) Average OEC on rent — original equipment cost (“OEC”) on rent is the original equipment cost of units rented to customers at a given point in time. Average OEC on rent is calculated as the weighted-average OEC on rent during the stated period.
(b) Fleet utilization — total number of days the rental equipment was rented during a specified period of time divided by the total number of days available during the same period and weighted based on OEC.
(c) OEC on rent yield (“ORY”) — a measure of return realized by our rental fleet during a 12-month period. ORY is calculated as rental revenue (excluding freight recovery and ancillary fees) during the stated period divided by the Average OEC on rent for the same period. For period less than 12 months, the ORY is adjusted to an annualized basis.
(d) Sales order backlog — purchase orders received for products expected to be shipped within the next 12 months, although shipment dates are subject to change due to design modifications or changes in other customer requirements. Sales order backlog should not be considered an accurate measure of future net sales.

Management Commentary
Total revenue for CTOS in the third quarter was $357.3 million, a decrease of 4.7% from the second quarter of 2021. Despite the modest sequential quarter decrease in revenues, revenues in 2021 continue to be characterized by strong year-over-year customer demand for new and used equipment following a period of softer demand in 2020 as a result of the global health pandemic. Consolidated rental revenue improved to $109.1 million (a 10.7% increase on a sequential quarter basis), compared to $98.5 million in the second quarter of 2021, continuing a trend of high demand related to infrastructure investments in our T&D and Telecom end markets. Pro forma rental revenue increased $10.7 million to $109.1 million in the third quarter of 2021, compared to pro forma rental revenue of $98.4 million in the third quarter of 2020. Sales of new and used equipment were $217.2 million in the third quarter of 2021, compared to $247.7 million in the second quarter of 2021. The decline in new sales was driven in part by our decision to allocate more inventory for rental fleet growth over sales activity, as well as seasonality, in that third quarter new equipment demand is typically lower relative to second quarter. Pro forma new and used equipment sales increased $43.8 million to $217.2 million in the third quarter of 2021, compared pro forma new and used equipment sales of $173.4 million in the third quarter of 2020. Sales order backlog grew to $338.5 million as of the end of the third quarter of 2021 compared to $222.7 million as of the end of the second quarter of 2021, representing an increase of 52.0%. Equipment sales gross profit improved to $25.2 million (or 37.3%), compared to $18.3 million in the second quarter of 2021.
In our ERS segment, demand for equipment remained solid as rental revenue in the third quarter of 2021 was $105.1 million compared to $95.1 million in the second quarter of 2021, a 10.6% increase. Fleet utilization improved to 81.4% from 80.9% in the second quarter of 2021. Activity in the T&D sector, driven by continued demand from renewable generation projects and aging-infrastructure improvement work, was somewhat tempered as elevated temperatures across North America caused a shift in the normal seasonal uptick in grid work. As expected, customer buy-outs of rental equipment moderated in the third quarter of 2021. Gross profit (excluding depreciation) in the segment was $88.1 million, compared to $65.6 million in the second quarter of 2021, representing a 34% increase on a sequential quarter basis.
Revenue in our TES segment declined 12%, to $190.1 million in the third quarter of 2021, from $215.1 million in the second quarter of 2021, as a result of supply chain challenges relating to the segment's inventory suppliers, as well as seasonality. Despite the impact on third quarter sales volume, TES continued to see strength in product demand as sales order backlog grew by 52.0% compared to the end of the second quarter of 2021. On a pro forma basis, sales of new equipment were $181.6 million in the third quarter of 2021, compared to $134.5 million in the third quarter of 2020, a 35.0% increase.
APS segment revenue increased by $2.7 million (or 8%) in the third quarter of 2021, to $35.0 million, as compared to $32.4 million in the second quarter of 2021, driven by a seasonal uptick in demand for products as well as an impact from storm recovery projects.
Net loss was $20.5 million in the third quarter of 2021 compared to $129.4 million for the second quarter of 2021. Significant transaction-related expenses in the second quarter of 2021 directly related to the Acquisition, as well as improvements in gross profit levels, contributed to the meaningful sequential quarterly reduction to net loss.
Adjusted EBITDA for the third quarter of 2021 was $84.4 million, compared to $70.2 million for the second quarter of 2021. The increase in Adjusted EBITDA was largely driven by the improvement in rental demand and production efficiencies in both our TES and APS segments.

CTOS had cash and cash equivalents of $21.1 million as of September 30, 2021, and debt outstanding net of cash and cash equivalents (“net debt”), including finance leases, was $1.4 billion as of September 30, 2021. Availability under the senior secured credit facility was $337.0 million as of September 30, 2021. This compares to cash and cash equivalents of $27.2 million as of June 30, 2021, and net debt outstanding, including finance leases, of $1.3 billion as of June 30, 2021. For the nine months ended September 30, 2021, we added $141.1 million to our rental fleet ($75.3 million in the three months ended September 30, 2021).
2021 Outlook
Based on the Company’s year-to-date results, current sales order backlog and management’s outlook for the rental fleet for remainder of the year, the Company is reaffirming its full-year 2021 guidance reported on August 12, 2021.
CONFERENCE CALL INFORMATION
The Company has scheduled a conference call at 5:00 P.M. Eastern Time on November 9, 2021, to discuss its third quarter 2021 financial results. A webcast will be publicly available at: investors.customtruck.com. To listen by phone, please dial 1-800-897-4057 or 1-416-981-9006. A replay of the call will be available until midnight, Tuesday, November 16, 2021, by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 21998618.

ABOUT CTOS
CTOS is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. CTOS offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets, including electric lines, telecommunications networks and rail systems. The Company's coast-to-coast rental fleet of more than 9,000 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit investors.customtruck.com.
FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management’s control, that could cause actual results or outcomes to differ materially from those discussed in this press release. This press release is based on certain assumptions that the Company's management has made in light of its experience in the industry, as well as the Company’s perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual performance and results and could cause actual results to differ materially from those expressed in this press release. Important factors, among others, that may affect actual results or outcomes include: difficulty in integrating Nesco Holdings and Custom Truck LP businesses and fully realizing the anticipated benefits of the Acquisition; public health crises such as the COVID-19 pandemic; the cyclicality of demand for our products and services and our vulnerability to industry, regional and national downturns, which impact, among others, our ability to manage our rental equipment; fluctuation of our revenue and operating results; our inability to obtain raw materials, component parts and/or finished goods in a timely and cost-effective manner; competition, which may have a material adverse effect on our business by reducing our ability to increase or maintain revenues or profitability; any further increase in the cost of new equipment that we purchase for use in our rental fleet or for our sales inventory; aging or obsolescence of our existing equipment, and the fluctuations of market value thereof; uncertainties in the success of our future acquisitions or integration of companies that we acquire; our inability to recruit and retain the experienced personnel we need to compete in our industries; further unionization of our workforce; disruptions in our information technology systems or a compromise of our system security, limiting our ability to effectively monitor and control our operations, adjust to changing market conditions, and implement strategic initiatives; unfavorable conditions in the capital and credit markets and our inability to obtain additional capital as required; our inability to renew our leases upon their expiration; our failure to keep pace with technological developments; our dependence on a limited number of manufacturers and suppliers and on third-party contractors to provide us with various services to assist us with conducting our business; risks related to our operations outside of the United States, including changes in local political or economic conditions, foreign exchange risks and compliance risks with local laws and regulations; potential impairment charges and our inability to collect on contracts with customers; failure of federal and state legislative and regulatory developments that encourage electric power transmission infrastructure spending to translate into demand for our equipment; material disruptions to our operation and manufacturing locations as a result of public health concerns, equipment failures, natural disasters, work stoppages, power outages or other reasons; changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations; our exposure to various risks related to legal proceedings or claims, and our failure to comply with relevant laws and regulations, including those related to occupational health and safety, environment and government contract; significant transaction and transition costs that we will continue to incur following the Acquisition; the interest of our majority shareholder, which may not be consistent with the other shareholders; our significant indebtedness, which may adversely affect our financial position, limit our available cash and our access to additional capital, prevent us from growing our business and increase our risk of default; significant operating and financial restrictions imposed by the agreements governing our existing debt; and uncertainties related to our variable rate indebtedness. For a more complete description of these and other possible risks and uncertainties, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.
INVESTOR CONTACT
Brian Perman, Vice President, Investor Relations
(844) 403-6138
investors@customtruck.com

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

The condensed consolidated statements of operations presented below for the three months ended September 30, 2021 and June 30, 2021 and the nine months ended September 30, 2021 include the results of Custom Truck LP from April 1, 2021 to September 30, 2021. The condensed consolidated statements of operations for the three and nine months ended September 30, 2020 represent those of Nesco Holdings before the acquisition of Custom Truck LP and, therefore, are not comparable.

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2021
(in $000s except per share data)	2021	2020	2021	2020
Revenue
Rental revenue	$109,108	$46,125	$255,936	$144,103	$98,539
Equipment sales	217,163	11,558	482,825	38,628	247,675
Parts sales and services	31,034	11,577	71,954	36,753	28,897
Total revenue	357,305	69,260	810,715	219,484	375,111
Cost of Revenue
Cost of rental revenue	25,932	13,307	71,873	42,699	29,013
Depreciation of rental equipment	50,153	19,467	111,176	59,275	43,179
Cost of equipment sales	191,991	10,600	434,995	33,295	229,339
Cost of parts sales and services	23,977	10,255	60,510	30,839	26,890
Total cost of revenue	292,053	53,629	678,554	166,108	328,421
Gross Profit	65,252	15,631	132,161	53,376	46,690
Operating Expenses
Selling, general and administrative expenses	48,625	9,319	111,939	33,512	51,264
Amortization	13,334	771	27,420	2,234	13,332
Non-rental depreciation	873	21	1,845	74	951
Transaction expenses and other	7,742	561	42,765	3,282	24,575
Total operating expenses	70,574	10,672	183,969	39,102	90,122
Operating Income (Loss)	(5,322)	4,959	(51,808)	14,274	(43,432)
Other Expense
Loss on extinguishment of debt	—	—	61,695	—	61,695
Interest expense, net	19,045	15,853	53,674	47,816	19,723
Financing and other expense (income)	(3,656)	(559)	143	6,245	(2,058)
Total other expense	15,389	15,294	115,512	54,061	79,360
Loss Before Income Taxes	(20,711)	(10,335)	(167,320)	(39,787)	(122,792)
Income Tax Expense (Benefit)	(186)	(25,508)	10,468	(25,841)	6,564
Net Income (Loss)	$(20,525)	$15,173	$(177,788)	$(13,946)	$(129,356)

Net Income (Loss) Per Share
Basic	$(0.08)	$0.31	$(0.99)	$(0.28)	$(0.53)
Diluted	$(0.08)	$0.31	$(0.99)	$(0.28)	$(0.53)

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

The condensed consolidated balance sheet as of September 30, 2021 presented below includes Custom Truck LP and, as of December 31, 2020, the condensed consolidated balance sheet represents Nesco Holdings before the acquisition of Custom Truck LP and, therefore, is not comparable.

(in $000s)	September 30, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$21,086	$3,412
Accounts receivable, net	165,161	60,933
Financing receivables, net	25,963	—
Inventory	381,159	31,367
Prepaid expenses and other	11,777	7,530
Total current assets	605,146	103,242
Property and equipment, net	111,178	6,269
Rental equipment, net	879,025	335,812
Goodwill	684,796	238,052
Intangible assets, net	341,160	67,579
Deferred income taxes	—	16,952
Operating lease assets	37,117	—
Other assets	22,799	498
Total Assets	$2,681,221	$768,404
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$82,538	$31,829
Accrued expenses	68,797	31,991
Deferred revenue and customer deposits	21,605	975
Floor plan payables - trade	78,505	—
Floor plan payables - non-trade	150,694	—
Operating lease liabilities - current	5,006	—
Current maturities of long-term debt	4,997	1,280
Current portion of finance lease obligations	4,471	5,276
Total current liabilities	416,613	71,351
Long-term debt, net	1,323,671	715,858
Finance leases	5,391	5,250
Operating lease liabilities - noncurrent	32,425	—
Deferred income taxes	19,752	—
Derivative and warrants liabilities	25,874	7,012
Total long-term liabilities	1,407,113	728,120
Commitments and contingencies
Stockholders' Equity (Deficit)
Common stock	25	5
Treasury stock	(3,007)	—
Additional paid-in capital	1,504,254	434,917
Accumulated deficit	(643,777)	(465,989)
Total stockholders' equity (deficit)	857,495	(31,067)
Total Liabilities and Stockholders' Equity (Deficit)	$2,681,221	$768,404

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
The condensed consolidated statement of cash flows presented below for the nine months ended September 30, 2021 include the cash flows of Custom Truck LP from April 1, 2021 to September 30, 2021. The condensed consolidated statement of cash flows for the nine months ended September 30, 2020 represents the cash flows of Nesco Holdings before the acquisition of Custom Truck LP and, therefore, is not comparable.

	Nine Months Ended September 30,
(in $000s)	2021	2020
Operating activities
Net loss	$(177,788)	$(13,946)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation and amortization	145,967	63,819
Amortization of debt issuance costs	3,416	2,188
Loss on extinguishment of debt	61,695	—
Provision for losses on accounts receivable	8,391	1,813
Share-based compensation	12,716	1,669
Gain on sales and disposals of rental equipment	(8,636)	(4,945)
Change in fair value of derivative and warrants	5,453	6,149
Deferred tax expense (benefit)	10,003	(24,417)
Changes in assets and liabilities:
Accounts and financing receivables	(33,217)	9,258
Inventories	79,040	(3,797)
Prepaids, operating leases and other	(2,115)	(953)
Accounts payable	(2,450)	(8,920)
Accrued expenses and other liabilities	16,955	(11,782)
Floor plan payables - trade, net	(12,485)	—
Customer deposits and deferred revenue	5,810	(1,270)
Net cash flow from operating activities	112,755	14,866

Investing activities
Acquisition of business, net of cash acquired	(1,337,686)	—
Purchases of rental equipment	(141,142)	(59,197)
Proceeds from sales and disposals of rental equipment	62,617	29,855
Other investing activities, net	(3,404)	(527)
Net cash flow from investing activities	(1,419,615)	(29,869)

Financing activities
Proceeds from debt	947,420	—
Proceeds from issuance of common stock	883,000	—
Payment of common stock issuance costs	(6,386)	—
Payment of premiums on debt extinguishment	(53,469)	—
Share-based payments	(652)	—
Borrowings under revolving credit facilities	461,084	74,042
Repayments under revolving credit facilities	(307,056)	(55,019)
Repayments of notes payable	(497,047)	(964)
Finance lease payments	(4,382)	(7,718)
Acquisition of inventory through floor plan payables - non-trade	184,950	—
Repayment of floor plan payables - non-trade	(248,234)	—
Payment of debt issuance costs	(34,694)	—
Net cash flow from financing activities	1,324,534	10,341
Net Change in Cash	17,674	(4,662)
Cash at Beginning of Period	3,412	6,302
Cash at End of Period	$21,086	$1,640

	Nine Months Ended September 30,
(in $000s)	2021	2020
Supplemental Cash Flow Information
Cash paid for interest	$44,786	$56,815
Cash paid for income taxes	217	156
Non-Cash Investing and Financing Activities:
Non-cash consideration - acquisition of business	187,935	—
Rental equipment and property and equipment purchases in accounts payable	—	4,217
Rental equipment sales in accounts receivable	1,429	902

CUSTOM TRUCK ONE SOURCE, INC.
NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We utilize these financial measures to manage our business on a day-to-day basis and some of these measures are commonly used in our industry to evaluate performance. We believe these non-GAAP measures provide investors expanded insight to assess performance, in addition to the standard GAAP-based financial measures. The press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described herein, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income/loss, net income/loss, earnings/loss per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.
Custom Truck LP became a wholly owned subsidiary of the Company on April 1, 2021. The Company's condensed consolidated financial statements prepared under GAAP include Custom Truck LP as of September 30, 2021 and for the period from April 1, 2021 to September 30, 2021. Information presented for the three and nine months ended September 30, 2020 is that of Nesco Holdings. Accordingly, the financial information presented under GAAP for the current periods is not comparable to those of corresponding prior periods. As a result, we have included information on a “pro forma combined basis” as further described below, which we believe provides for more meaningful year-over-year comparability.
Pro Forma Financial Information. The unaudited pro forma combined financial information presented on the subsequent pages give effect to the Company's acquisition of Custom Truck LP, as if the Acquisition had occurred on January 1, 2020, and is presented to facilitate comparisons with our results following the Acquisition. This information has been prepared in accordance with Article 11 of Regulation S-X. Such unaudited pro forma combined financial information also uses the estimated fair value of assets and liabilities on April 1, 2021, the closing date of the Acquisition, and makes the following assumptions: (1) removes acquisition-related costs and charges that were recognized in the Company's condensed consolidated financial statements in the nine months ended September 30, 2021 and applies these costs and charges to the nine months ended September 30, 2020, as if the transactions had occurred on January 1, 2020; (2) removes the loss on the extinguishment of debt that was recognized in the Company's condensed consolidated financial statements in the nine months ended September 30, 2021 and applies the charge to the nine months ended September 30, 2020, as if the debt extinguishment giving rise to the loss had occurred on January 1, 2020; (3) adjusts for the impacts of purchase accounting in the three and nine months ended September 30, 2021 and 2020; (4) adjusts interest expense, including amortization of debt issuance costs, to reflect borrowings on the ABL Facility and issuance of the 2029 Secured Notes, as if the funds had been borrowed and the 2029 Secured Notes had been issued on January 1, 2020 and used to repay pre-acquisition debt; and, (5) adjusts for the income tax effect using a tax rate of 25%.
Pro Forma Adjusted EBITDA. We present Pro Forma Adjusted EBITDA as if the Acquisition had occurred on January 1, 2020. Refer to the reconciliation of pro forma combined net income (loss) to Pro Forma Adjusted EBITDA for the three and nine-month periods ended September 30, 2021 and 2020 in this press release.

CUSTOM TRUCK ONE SOURCE, INC.
SCHEDULE 1 — ADJUSTED EBITDA RECONCILIATION
(unaudited)

The Adjusted EBITDA Reconciliation presented below for the three months ended September 30, 2021 and June 30, 2021 and nine months ended September 30, 2021 include the results of Custom Truck LP from April 1, 2021 to September 30, 2021. The Adjusted EBITDA Reconciliation for the three and nine months ended September 30, 2020 represent those of Nesco Holdings before the acquisition of Custom Truck LP and, therefore, is not comparable.

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2021
(in $000s)	2021 Actual	2020 Actual	2021 Actual	2020 Actual
Net income (loss)	$(20,525)	$15,173	$(177,788)	$(13,946)	$(129,356)
Interest expense	17,324	15,853	49,832	47,816	17,602
Income tax expense (benefit)	(186)	(25,508)	10,468	(25,841)	6,564
Depreciation and amortization	66,804	20,693	145,967	63,819	60,062
EBITDA	63,417	26,211	28,479	71,848	(45,128)
Adjustments:
Non-cash purchase accounting impact (1)	6,046	390	27,486	1,485	21,387
Transaction and integration costs (2)	7,748	1,380	43,093	5,098	24,601
Loss on extinguishment of debt (3)	—	—	61,695	—	61,695
Sales-type lease adjustment (4)	3,783	—	3,273	—	(510)
Share-based payments (5)	4,856	657	12,716	1,669	7,162
Change in fair value of derivative and warrants (6)	(1,427)	(618)	5,453	6,149	1,034
Adjusted EBITDA	$84,423	$28,020	$182,195	$86,249	$70,241
Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for income taxes, depreciation and amortization, and further adjusted for non-cash purchase accounting impact, transaction and process improvement costs, including business integration expenses, share-based payments, the change in fair value of derivative instruments, sales-type lease adjustment, and other special charges that are not expected to recur. This non-GAAP measure is subject to certain limitations.

(1) Represents the non-cash impact of purchase accounting, net of accumulated depreciation, on the cost of equipment and inventory sold. The equipment and inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the equipment cost pursuant to our credit agreement.
(2) Represents transaction costs related to acquisitions of businesses, including post-acquisition integration costs. These expenses are comprised of professional consultancy, legal, tax and accounting fees. Also included are expenses associated with the integration of acquired businesses.
(3) Loss on extinguishment of debt represents a special charge, which is not expected to recur. Such charges are adjustments pursuant to our credit agreement.
(4) Represents the adjustment for the impact of sales-type lease accounting for certain leases containing rental purchase options (or “RPOs”), as the application of sales-type lease accounting is not deemed to be representative of the ongoing cash flows of the underlying rental contracts. This adjustment is made pursuant to our credit agreement.
(5) Represents non-cash share-based compensation expense associated with the issuance of stock options and restricted stock units.
(6) Represents the charge to earnings for our interest rate collar and the change in fair value of the liability for warrants.

CUSTOM TRUCK ONE SOURCE, INC.
SCHEDULE 2 — SUPPLEMENTAL PRO FORMA INFORMATION
(unaudited)

Pro Forma Combined Statements of Operations — Three Months Ended September 30, 2021

(in $000s)	Custom Truck One Source, Inc.	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$109,108	$—		$109,108
Equipment sales	217,163	—		217,163
Parts sales and services	31,034	—		31,034
Total revenue	357,305	—		357,305
Cost of revenue	241,900	(7,426)	b	234,474
Depreciation of rental equipment	50,153	—		50,153
Total cost of revenue	292,053	(7,426)		284,627
Gross profit	65,252	7,426		72,678
Selling, general and administrative	48,625	—		48,625
Amortization	13,334	—		13,334
Non-rental depreciation	873	—		873
Transaction expenses and other	7,742	—		7,742
Total operating expenses	70,574	—		70,574
Operating income (loss)	(5,322)	7,426		2,104
Interest expense, net	19,045	—		19,045
Finance and other expense (income)	(3,656)	—		(3,656)
Total other expense	15,389	—		15,389
Income (loss) before taxes	(20,711)	7,426		(13,285)
Taxes	(186)	1,857	c	1,671
Net income (loss)	$(20,525)	$5,569		$(14,956)
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition and (ii) extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition. The adjustments also give effect to transaction expenses directly attributable to the Acquisition.
b.Represents the elimination from cost of revenue, of the run-off of the estimated step-up in fair value of inventory acquired that was recognized in the Company’s consolidated financial statements for the three months ended September 30, 2021. The impact of the step-up is reflected as an adjustment to the comparable prior period ended September 30, 2020, as if the Acquisition had occurred on January 1, 2020.
c.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Pro Forma Combined Statements of Operations — Three Months Ended September 30, 2020

(in $000s)	Nesco Holdings	Custom Truck LP	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$46,125	$52,284	$—		$98,409
Equipment sales	11,558	161,820	—		173,378
Parts sales and services	11,577	19,293	—		30,870
Total revenue	69,260	233,397	—		302,657
Cost of revenue	34,162	168,076	(725)	b	201,513
Depreciation of rental equipment	19,467	23,998	2,576	c	46,041
Total cost of revenue	53,629	192,074	1,851		247,554
Gross profit	15,631	41,323	(1,851)		55,103
Selling, general and administrative	9,319	28,139	—		37,458
Amortization	771	1,993	3,587	d	6,351
Non-rental depreciation	21	1,176	(238)	d	959
Transaction expenses and other	561	—	—		561
Total operating expenses	10,672	31,308	3,349		45,329
Operating income (loss)	4,959	10,015	(5,200)		9,774
Interest expense, net	15,853	12,226	(7,172)	e	20,907
Finance and other expense (income)	(559)	(4,855)	—		(5,414)
Total other expense	15,294	7,371	(7,172)		15,493
Income (loss) before taxes	(10,335)	2,644	1,972		(5,719)
Taxes	(25,508)	—	493	f	(25,015)
Net income (loss)	$15,173	$2,644	$1,479		$19,296
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) the extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition and (iii) the extinguishment of the outstanding borrowings of Custom Truck LP’s credit facility and term loan that was repaid on the closing of the Acquisition.
b.Represents adjustments to cost of revenue for the reduction to depreciation expense for the difference between historical depreciation and estimated depreciation of the preliminary fair value of the property and equipment.
c.Represents the adjustment for depreciation of rental fleet relating to the estimated mark-up to fair value from purchase accounting as a result of the Acquisition.
d.Represents the differential in other amortization and depreciation related to the estimated fair value of the identified intangible assets from purchase accounting as a result of the Acquisition.
e.Reflects the differential in interest expense, inclusive of amortization of capitalized debt issuance costs, related to the Company’s debt structure after the Acquisition as though the following had occurred on January 1, 2020: (i) borrowings under the ABL Facility; (ii) repayment of Nesco Holdings' 2019 Credit Facility; (iii) repayment of Nesco Holdings' 2024 Secured Notes; (iv) repayment of Custom Truck LP’s borrowings under its revolving credit and term loan facility; and, (v) the issuance of the 2029 Secured Notes.
f.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Pro Forma Combined Statements of Operations — Nine Months Ended September 30, 2021

(in $000s)	Custom Truck One Source, Inc.	Custom Truck LP (Three Months Ended March 31, 2021)	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$255,936	$51,973	$—		$307,909
Equipment sales	482,825	245,955	—		728,780
Parts sales and services	71,954	18,543	—		90,497
Total revenue	810,715	316,471	—		1,127,186
Cost of revenue	567,378	240,678	(17,752)	b	790,304
Depreciation of rental equipment	111,176	22,757	3,817	c	137,750
Total cost of revenue	678,554	263,435	(13,935)		928,054
Gross profit	132,161	53,036	13,935		199,132
Selling, general and administrative	111,939	34,428	—		146,367
Amortization	27,420	1,990	3,590	d	33,000
Non-rental depreciation	1,845	1,151	(213)	d	2,783
Transaction expenses and other	42,765	5,254	(40,277)	e	7,742
Total operating expenses	183,969	42,823	(36,900)		189,892
Operating income (loss)	(51,808)	10,213	50,835		9,240
Loss on extinguishment of debt	61,695	—	(61,695)	f	—
Interest expense, net	53,674	9,992	(3,919)	g	59,747
Finance and other expense (income)	143	(2,346)	—		(2,203)
Total other expense	115,512	7,646	(65,614)		57,544
Income (loss) before taxes	(167,320)	2,567	116,449		(48,304)
Taxes	10,468	—	29,112	h	39,580
Net income (loss)	$(177,788)	$2,567	$87,337		$(87,884)
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) the extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition and (iii) the extinguishment of the outstanding borrowings of Custom Truck LP’s credit facility and term loan that was repaid on the closing of the Acquisition.
b.Represents the elimination from cost of revenue of the run-off of the estimated step-up in fair value of inventory acquired that was recognized in the Company’s consolidated financial statements for the nine months ended September 30, 2021. The impact of the step-up is reflected as an adjustment to the comparable prior period ended September 30, 2020, as if the Acquisition had occurred on January 1, 2020. Includes the reduction to depreciation expense for the difference between historical depreciation and estimated depreciation of the preliminary fair value of the property and equipment.
c.Represents the adjustment for depreciation of rental fleet relating to the estimated mark-up to fair value from purchase accounting as a result of the Acquisition.
d.Represents the differential in other amortization and depreciation related to the estimated fair value of the identified intangible assets from purchase accounting as a result of the Acquisition.
e.Represents the elimination of transaction expenses recognized in the Company’s consolidated financial statements for the nine months ended September 30, 2021. The expenses were directly attributable to the Acquisition and are reflected as adjustments to the comparable prior period (e.g. September 30, 2020) as if the Acquisition had occurred on January 1, 2020.
f.Represents the elimination of the loss on extinguishment of debt recognized in the Company’s consolidated financial statements for the nine months ended September 30, 2021 as though the repayment of Nesco Holdings' 2019 Credit Facility and its 2024 Secured Notes had occurred on January 1, 2020.
g.Reflects the differential in interest expense, inclusive of amortization of capitalized debt issuance costs, related to the Company’s debt structure after the Acquisition as though the following had occurred on January 1, 2020: (i) borrowings under the ABL Facility; (ii) repayment of Nesco Holdings' 2019 Credit Facility; (iii) repayment of Nesco Holdings' 2024 Secured Notes; (iv) repayment of Custom Truck LP’s borrowings under its revolving credit and term loan facility; and, (v) the issuance of the 2029 Secured Notes.
h.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Pro Forma Combined Statements of Operations — Nine Months Ended September 30, 2020

(in $000s)	Nesco Holdings	Custom Truck LP	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$144,103	$157,022	$—		$301,125
Equipment sales	38,628	516,357	—		554,985
Parts sales and services	36,753	58,139	—		94,892
Total revenue	219,484	731,518	—		951,002
Cost of revenue	106,833	530,260	14,725	b	651,818
Depreciation of rental equipment	59,275	73,566	6,156	c	138,997
Total cost of revenue	166,108	603,826	20,881		790,815
Gross profit	53,376	127,692	(20,881)		160,187
Selling, general and administrative	33,512	87,309	—		120,821
Amortization	2,234	6,391	10,347	d	18,972
Non-rental depreciation	74	3,551	(738)	d	2,887
Transaction expenses and other	3,282	—	40,277	e	43,559
Total operating expenses	39,102	97,251	49,886		186,239
Operating income (loss)	14,274	30,441	(70,767)		(26,052)
Loss on extinguishment of debt	—	—	61,695	f	61,695
Interest expense, net	47,816	45,163	(21,521)	g	71,458
Finance and other expense (income)	6,245	(7,777)	—		(1,532)
Total other expense	54,061	37,386	40,174		131,621
Income (loss) before taxes	(39,787)	(6,945)	(110,941)		(157,673)
Taxes	(25,841)	—	(27,735)	h	(53,576)
Net income (loss)	$(13,946)	$(6,945)	$(83,206)		$(104,097)
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) the extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition and (iii) the extinguishment of the outstanding borrowings of Custom Truck LP’s credit facility and term loan that was repaid on the closing of the Acquisition.
b.Represents adjustments to cost of revenue for (i) the run-off of the estimated step-up in fair value of inventory acquired and (ii) a reduction to depreciation expense for the difference between historical depreciation and estimated depreciation of the preliminary fair value of the property and equipment.
c.Represents the adjustment for depreciation of rental fleet relating to the estimated mark-up to fair value from purchase accounting as a result of the Acquisition.
d.Represents the differential in other amortization and depreciation related to the estimated fair value of the identified intangible assets from purchase accounting as a result of the Acquisition.
e.Represents transaction expenses directly attributable to the Acquisition as if the Acquisition had occurred on January 1, 2020.
f.Represents the loss on extinguishment of debt as though the repayment of Nesco Holdings' 2019 Credit Facility and its 2024 Secured Notes had occurred on January 1, 2020.
g.Reflects the differential in interest expense, inclusive of amortization of capitalized debt issuance costs, related to the Company’s debt structure after the Acquisition as though the following had occurred on January 1, 2020: (i) borrowings under the ABL Facility; (ii) repayment of Nesco Holdings' 2019 Credit Facility; (iii) repayment of Nesco Holdings' 2024 Secured Notes; (iv) repayment of Custom Truck LP’s borrowings under its revolving credit and term loan facility; and, (v) the issuance of the 2029 Secured Notes.
h.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Reconciliation of Pro Forma Combined Net Income (Loss) to Pro Forma Adjusted EBITDA
The following table provides a reconciliation of pro forma combined net income (loss) to pro forma Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in $000s)	2021	2020	2021	2020
Net income (loss)	$(14,956)	$19,296	$(87,884)	$(104,097)
Interest expense	17,324	18,777	53,426	56,638
Income tax expense (benefit)	1,671	(25,015)	39,580	(53,576)
Depreciation and amortization	66,804	55,191	180,514	167,311
EBITDA	70,843	68,249	185,636	66,276
Adjustments:
Non-cash purchase accounting impact	(1,380)	551	10,672	18,976
Transaction and process improvement costs	7,748	(381)	8,067	47,837
Loss on extinguishment of debt	—	—	—	61,695
Sales-type lease adjustment	3,783	1,599	4,428	1,855
Share-based payments	4,856	1,199	13,273	3,120
Change in fair value of derivative and warrants	(1,427)	(618)	5,453	6,149
Adjusted EBITDA	$84,423	$70,599	$227,529	$205,908